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                                                                   Exhibit 10.14

                            SUBLICENSING AGREEMENT


     This SUBLICENSING AGREEMENT ("Agreement") is made this __ day of January, 2000, (the "Effective Date") by and between The BigHub.com, Inc., a Florida corporation ("Company") and Interplanner.com Inc., a Florida corporation ("Interplanner.com Inc."), with reference to the following recitals.

     WHEREAS, Interplanner.com Inc., is a technology company engaged in providing services that include personalized web pages, e-mail and electronic commerce.

     WHEREAS, The BigStore.com, Inc. ("BigStore") has developed an infrastructure, which includes certain proprietary technology which enables BigStore, among other things, to be able to process e-commerce transactions on the Internet in an efficient and effective manner and to track customer orders from the time the order is placed through delivery to the consumer's designated ship to address ("Back-end Processing Technology"); and

     WHEREAS, Company licenses the Back-end Processing Technology from the BigStore pursuant to the terms and conditions of an Exclusive Master Licensing Agreement dated November 12 1999.

     WHEREAS, Interplanner.com Inc., desires to sublicense the Back-end Processing Technology from Company upon the terms and conditions set forth below; and

     WHEREAS the parties desire to enter into this Agreement to more clearly define their respective duties and responsibilities.

     NOW, THEREFORE, the parties hereto agree as follows:

     1.   Grant of Sublicense.  Subject to the terms and conditions of this
          -------------------
          Agreement, the Company hereby grants to Interplanner.com Inc., a perpetual, non-exclusive, worldwide right and sublicense to use the Back-end Processing Technology to be operated by Interplanner.com Inc., on the Internet in connection with a Interplanner.com Inc., mall (the "Sublicense"). The Sublicense will be a turnkey sublicense of a total backend e-commerce solution which will include transaction processing, credit/debit card validation, fraud detection, order tracking, transaction accounting, reporting and records retention, vendor communications and management, customer profiles, maintenance, and such other capabilities as may be necessary in order to operate a complete e-commerce business. The parties agree that during the term of this Agreement the Company shall operate the mall to be established by Interplanner.com Inc., which shall incorporate the Backend Processing Technology being sublicensed herein.

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          Notwithstanding the foregoing, the parties agree that Interplanner.com
     Inc., shall be solely responsible for providing and maintaining all applicable and necessary web servers necessary to facilitate all e-commerce transactions contemplated herein and on the Interplanner.com Inc., Inc.'s mall web site. Interplanner.com Inc. further agrees not to use the services of any other e-commerce provider that directly competes with and/or is substantially similar to the service provided herein during the term of this agreement.

2.   Company's Representations and Obligations
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2.1  Representation of Company. The Company represents and warrants to
     Interplanner.com Inc., that:

     (a) The Company licenses the Back-end Processing Technology from The BigStore;
     (b) The Company has the right to sublicense the Back-end Processing Technology; and
     (c) The Back-end Processing Technology does not, to the knowledge of Company, infringe any on patent, copyright, trademark, trade secret or other intellectual property rights, or similar rights of any third party.

2.2  Disclaimer. Except as expressly provided herein, the Company makes no
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representations or warranties, either express or implied, with respect to the
Back-end Processing Technology. Without limiting the generality of the foregoing, the Company specifically disclaims any implied warranty or representation that the use of the Back-end Processing Technology or will provide to Interplanner.com Inc., any particular result or will be suitable for Interplanner.com Inc., Inc.'s purposes.

3.   Terms and Termination
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     3.1  The term of this Agreement shall commence as of the Effective Date and continue for a period of five (5) year(s) (the "Initial Term"), unless sooner terminated as provided below. Within sixty (60) days prior to the expiration of the Initial Term, the parties agree to negotiate the terms of any Additional Term(s), which negotiations shall take into consideration the value of the services provided and compensation paid to date, the services being provided to and compensation being paid by affiliated companies, and the current market rate for such services (including anticipated services). The Initial Term and each Additional Term are collectively referred to herein as the "Term."


     3.3 Notwithstanding Section 3.2 above, Interplanner.com Inc., may terminate this agreement at any time by delivering thirty (30) days written notice to the Company, but will be subject to the following early termination fees:

          (a) Eighty thousand dollars ($80,000) where termination is within twelve (12) months of the Effective Date;

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          (b)  Sixty thousand dollars ($60,000) where termination is within thirteen (13) to twenty four (24) months of the Effective Date;

          (c) Forty thousand dollars ($40,000) where termination is within twenty five (25) to thirty six (36) months of the Effective Date;

          (d) Twenty thousand dollars ($20,000) where termination is within thirty seven (37) to forty eight (48) months of the Effective Date;

          (e) Ten thousand dollars ($10,000) where termination is within forty nine (49) to sixty (60) months of the Effective Date.

     3.4  Either party may terminate this Agreement immediately if:

          (a) The other party has breached a material term of this Agreement and, after written notice and a reasonable opportunity, not to exceed fifteen
(15) days, the other party fails to cure such breach; or

          (b) The other party has committed any act or omission that materially injures the reputation of the other party.

     3.5 This Agreement shall automatically terminate upon the occurrence of any of the following events:

          (a)  The bankruptcy or insolvency of either party; or

          (b)  The liquidation or dissolution of either party.

     3.6 Upon any termination of this Agreement, each party shall promptly deliver to the other party all Confidential Information (defined below) and property belonging to the other party that is in its possession or under its control, and neither party shall retain copies or reproductions of such Confidential Information.

4.   Compensation.   As compensation for the Back-end Processing Services and
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Order Processing to be rendered by the Company under this Agreement,
Interplanner.com Inc., agrees to pay to the Company the following:

     4.2 In consideration for the Sublicense, the parties agree that all Net Sales Revenue generated from the Interplanner.com Inc., mall shall be paid to the Company, from which, within 5 days following the end of each month, the Company shall pay to Interplanner.com Inc., an amount equal to six percent (6%) of the Net Sales, defined as gross sales, less refunds, cancellations, and return costs.

     4.3  Set-up fee $ 0

     4.4  Monthly maintenance fee $ 0


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        4.5   At any time after the first ninety (90) days from the Effective
           Date of this Agreement and where Interplanner.com Inc., can satisfactorily establish to the Company that Interplanner.com Inc., has in place the necessary vendor credit, customer support, merchant accounts, credit lines, and other capabilities necessary to operate an e-commerce web site, as determined by the Company in its sole discretion, which consent to satisfaction shall not be unreasonably withheld, the parties agree that Starting Point, Inc., Inc. shall thereafter be entitled to all Net Sales Revenue, as previously defined in Section 4.2 above, generated from the sales in the Starting Point, Inc., Inc. mall. Thereafter, Interplanner.com Inc., shall be obligated to pay to the Company, within five (5) days following the end of each month, an amount equal to six percent (6%) of Net Sales Revenue and Section 4.2 above shall no longer be of force and effect.

5.     Independent Contractor Relationship.  This Agreement shall in no way be
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construed to constitute either party as a partner, joint venturer, agent, or employee of the other party, and neither party shall act or attempt to act or represent itself, directly or by implication, as a partner, joint venturer, agent or employee of the other party. Neither party nor any of its respective employees shall have any authority to enter into contracts, make commitments or otherwise bind the other party to any obligations without the other party's prior written consent.

6.     Confidentiality
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       (a)  Each party acknowledges and agrees that it will have access to or be provided with confidential information of the other party during the term of this Agreement. As used herein, the term "Confidential Information" shall mean any and all proprietary or confidential information of a party, including, without limitation such party's business plan, business presentation or related proprietary and financial information as well as other confidential or proprietary information of such party regarding that party's business, plans, financial results and statements, markets, projected activities, customers and results of operations, requirements and sources, contracts, means, methods and processes of providing services, copyrights, patents, trademarks, trade secrets, and financial information. Interplanner.com Inc. will not have access to the computer source code that runs Company's proprietary systems, i.e., The Back-end Processing Technology.

       (b) Each party agrees to keep the Confidential Information of the other party in the strictest confidence, and agrees that it will not, directly or indirectly, publish or disclose, or authorize the publication or disclosure of, or assist any third party in publishing or disclosing, any Confidential Information to anyone other than its employees or consultants, but only to the extent necessary for the fulfillment of its obligations under this Agreement and subject in each case to the party using its best efforts to ensure that persons to whom Confidential Information is disclosed keep such information confidential and do not use Confidential Information except for the purposes for which the disclosure is made. Each party agrees to comply with the other party's policies and regulations, as may be reasonably established from time to time, for the protection of its Confidential Information.
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     (c)   Each party's confidentiality obligations shall continue with respect to each item of Confidential Information, including after the termination of this Agreement, for a period of five (5) years or until such time as such party can show that any such item of Confidential Information (i) has legally and properly entered the public domain through a source other than its own and through no fault of its own, (ii) has legally and properly been received from an unrelated third party through no breach of any agreement with the other party and without an obligation to keep it confidential, (iii) was known to such party or was in such party's possession, without any obligation to keep it confidential, prior to the receipt of such item of Confidential Information from the other party, or (iv) was independently developed by one party without reference to Confidential Information received hereunder.

     (d) Each party acknowledges that the other party's Confidential Information is of a special, unique and extraordinary character and for that reason the other party will be irreparably damaged in the event that the confidentiality obligations imposed herein are not specifically enforced. Accordingly, each party agrees that the other party shall be entitled, at its election, to institute and prosecute proceedings against it, as set forth herein, in any court of competent jurisdiction, either at law or equity, to: (i) obtain damages for breach of the obligations hereunder; (ii) enforce specific performance of said obligations, or both. Such remedies are cumulative and not exclusive and shall be in addition to any and all other remedies which the other party may have, at law or in equity, in the event the party breaches any of its obligations hereunder. The parties hereto confirm that the covenants in this Agreement are expressly deemed to cover acts of negligence and any inadvertent disclosure or violation of the terms herein.

7.   Ownership of Proprietary Information.  Interplanner.com Inc., hereby
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acknowledges and agrees that the Back-end Processing Technology is the sole and exclusive property of BigStore and that Interplanner.com Inc., has no, and shall not obtain by virtue of this Agreement, right, title or interest in or to any of the Back-end Processing Technology.

8.   Limitation of Liability.  Notwithstanding anything to the contrary
     -----------------------
contained herein, the limit of each party's liability (whether in contract, tort, negligence, strict liability in tort or by statute or otherwise) to the other or to any third party concerning performance or non-performance under this Agreement, or in any manner related to this Agreement, for any and all claims shall not in the aggregate exceed the monetary amounts previously paid by that party to the other party pursuant to this Agreement. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR CONSEQUENTIAL, INDIRECT, SPECIAL, INCIDENTAL OR PUNITIVE LOSS, DAMAGES OR EXPENSES (INCLUDING LOST PROFITS OR SAVINGS) EVEN WHERE THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY THEREOF.

9.   Indemnification.  Each party (the "Indemnifying Party") agrees to defend,
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indemnify and hold harmless the other party and its directors, officers, employees, shareholders, assigns and agents (the "Indemnified Party") from and against any and all damages, liabilities, losses, claims, demands, costs and expenses (including, without limitation, reasonable attorneys' fees) which may be asserted against or sustained or incurred by any of the Indemnified Party as a result of,
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arising out of or relating to (i) any material breach or default by the
Indemnifying Party of any of the terms or provisions of this Agreement, including without limitation, any use or misuse of the Back-end Processing Technology, or any negligence or errors or omissions on the party of a party in the performance of its duties or obligations hereunder, or (ii) any litigation involving the Indemnifying Party not relating to this Agreement where the Indemnified Party has been made a party to such litigation by virtue of the parties' strategic relationship, including but not limited to third party claims of intellectual property infringement. In addition, Interplanner.com Inc., specifically agrees to defend, indemnify and hold harmless the Company and BigStore from an against any and all damages, liabilities, losses, claims, demands, costs and expenses (including reasonable attorneys' fees) resulting from, arising out of, or relating to any misrepresentation, misstatement or omission by Interplanner.com Inc., with respect to the Back-end Processing Services, Order Processing Services, including, without limitation, the capabilities of such services.

10.  Force Majeure.  Subject to the limitations of this Agreement and except as
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specifically provided in this Agreement to the contrary, neither of the parties hereto shall be liable for defaults, delays or non-performance of any covenant, agreement, work, service, or other act required under this Agreement to be performed by such party, or for any damages, including, without limitation, any incidental or consequential damages, arising out of the failure to perform any of its obligations, by reason of any circumstance or condition beyond its control, including, without limitation, default of third-party vendors, suppliers or service providers, failure of power or other utilities, strikes, lockouts and other labor disputes or other industrial disturbances, unavoidable accidents, acts of terrorism, sabotage, embargoes, blockades, injunction or other administrative order, governmental law or regulations (including changes in United States foreign policy) which prevent or substantially interfere with the required performance, condemnations, riots, insurrections, martial law, conflicts (declared or undeclared), civil commotion or disorders and any adverse change in political, economic or social conditions, fire, explosion, flood, earthquakes and other casualty, acts of God, or any other cause beyond the control of such party (each, a "Force Majeure Event"). In the event of any such Force Majeure Event, the performance of any covenant, agreement, obligation, work or service, or other act of the party affected by such Force Majeure Event under this Agreement shall be excused for the period of delay and the period for the performance of the same shall be extended by such period. Each of the parties hereto shall take all reasonable steps to resume performance hereunder with the least possible delay.

11.  Access to Information.  Interplanner.com Inc., hereby agrees to provide
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access to Company and its authorized representatives (e.g., its auditors) during normal business hours to Interplanner.com Inc.'s accounting books and records in order to verify the accuracy of fees paid to the Company not more than once per year. In the event that the Company discovers an underpayment of fees for any thee-month period in excess of ten percent (10%), then, in addition to promptly paying to the Company the amount of such underpayment, Interplanner.com Inc., shall reimburse the Company for its reasonable costs incurred in conducting such audit.
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12.  Miscellaneous.
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     12.1  Entire Agreement.  Except as otherwise provided herein, this
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Agreement constitutes the entire agreement between the parties, and all prior negotiations, representations, or agreements between the parties, whether oral or written, are merged into this Agreement. This Agreement may only be an agreement in writing executed by the parties hereto.

     12.2  Binding Effect, Assignment.  This Agreement shall inure to the
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benefit of and be binding upon the parties and their respective successors and assigns. Interplanner.com Inc. may not assign this Agreement without the prior consent of the Company.

     12.3  Notices.  All notices, requests, demands, and other communications
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provided for hereunder shall be in writing (or by telex or facsimile transmission) and shall be deemed to have been duly given:

          (i) On the date of service if delivered in person or by telex or facsimile transmission (with the telex or facsimile confirmation of transmission receipt acting as confirmation of service when sent and provided that telexed or telecopies notices are also mailed by first class, certified or registered mail, postage prepaid); or

          (ii) In seventy-two (72) hours after mailing by first class, registered or certified mail, postage prepaid, and properly addressed as follows:

          The BigHub, Inc.                  Interplanner.com Inc.:
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          2939 Moss Rock                    3435 Galt Ocean Dr.
          San Antonio, Texas 78230          Fort Lauderdale, Florida 33308
                                            Telephone: 945-630-0027
          Facsimile: 210-979-6336           Facsimile: 954-630-9133
          Attn:____________________         Attn:__________________________

Or at such other address as the party affected may designate in a written notice in compliance with this Section.

     12.4  Arbitration.  Except for the matters covered by Section 6(d) above,
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all disputes arising out of or in connection with this Agreement shall be finally settled under the Rules of American Arbitration Association ("AAA") by one or more arbitrators appointed in accordance with said Rules. The place of arbitration shall be Orange County, California. The parties hereby renounce any right of recourse that they may have before the court of any jurisdiction except to obtain preliminary or injunctive relief or enforce an award of the arbitrator.
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     If any award rendered by AAA in accordance with this arbitration clause would not be capable of being executed in the jurisdiction of a party against whom a claim for payments made or where that party resides or carries on business, neither the award nor the said arbitration clause shall bar a party hereto from taking action before the courts that have jurisdiction over such other party.

     12.5  Attorney Fees.  In the event that any party shall bring an action or
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arbitration in connection with the performance, breach or interpretation hereof, then the prevailing party in such action, as determined by the court or other body have jurisdiction tion, shall be entitled to recover from the losing party in such action, as determined by the court or other body having jurisdiction all reasonably costs and expenses of litigation or arbitration, including reasonable attorneys fees, court costs and other costs reasonably related to such proceeding, in such amounts as may be determined in the discretion of the court or other body having jurisdiction.

     12.6 Section Headings. The various section headings are inserted for
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purposes of convenience only and shall not affect the meaning or interpretation of this Agreement or any section hereof.

     12.7 Severability. In the event that any provisions, or portions thereof,
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of this Agreement are held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaning provisions, or portions thereof, shall not be affected thereby.

     12.8 Counterparts. The parties hereto may execute this Amendment simultaneously, in any number of counterparts or by annexing signature pages hereto, or on facsimile copies, each of which shall be deemed an original, but all of which together shall constitute one and the same documents.

     IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first above written.

The BigHub.com, Inc                     Starting Point, Inc.



By: /s/ Frank W. Denny                   By: /s/ Mitch Petchenik
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Name: Frank W. Denny                     Name: Mitch Petchenik
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Title: President CEO                     Title: V.P. Business Development